CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 108 to the Registration Statement on Form N-4 (No. 2-30070) (the “Registration Statement”) of our report dated February 24, 2022 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 15, 2022 relating to the financial statements of each of the variable investment options of Separate Account A indicated in our report.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

September 2, 2022